Exhibit 10(jjj)

                             FOURTH AMENDMENT TO THE
                              NORTH VALLEY BANCORP
                          EMPLOYEE STOCK OWNERSHIP PLAN
                          -----------------------------


This Fourth Amendment (Amendment) is hereby adopted by North Valley Bancorp (Employer).

                                    RECITALS
                                    --------

A.   The Employer adopted The North Valley Bancorp Employee Stock Ownership Plan
     (Plan), effective January 1, 1977.

B. The Plan was amended from time to time and was restated effective January 1, 1999.

C. The Plan received a favorable determination letter as to the tax qualified status of the Plan, dated March 29, 2000.

D. Effective October 11, 2000, the Six Rivers National Bank Employee Stock Ownership Plan was merged into the Plan.

E.   The Employer amended the Plan to:

     1. Reflect the provisions of the Community Renewal Tax Relief Act of 2000 (CRA 2000) by adding the model amendment language suggested by the Internal Revenue Service (IRS) in IRS Notice 2001-37, dealing with the definition of compensation for certain plan purposes;

     2.  Conform to the final regulations under the Internal Revenue Code (Code)
         section 401(a)(9) published on April 17, 2002, relating to required minimum distributions from retirement plans;

     3. Reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). The amendments reflect the model amendment language suggested by the IRS in Notice 2001-57, dealing with certain plan limits and other general matters;

     4. Amend the Claims Procedure article of the Plan to reflect the final regulations issued by the Department of Labor (DOL), effective for all claims filed on or after January 1, 2002; and

     5.  Clarify the definition of Disability under the Plan.

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F.   The Employer amended the Plan to clarify certain provisions relating to the definition of the allocation date, investment accounts, Bancorp stock dividends, vesting and distributions from the Trust.

G. The Employer amended the Plan, in light of the merger of Yolo Community Bank and North Valley Bancorp, effective on or about August 31, 2004, to provide for the immediate participation of Yolo Community Bank employees, effective September 1, 2004, and the crediting of service with Yolo Community Bank for eligibility and vesting purposes under the Plan.

H. The Employer now wishes to amend the plan, in accordance with Code section 401(a)(31)(B) regarding mandatory distributions, to reduce the limit for making distributions without participant consent from five thousand dollars ($5,000) to one thousand dollars ($1,000) effective March 28, 2005.

                              OPERATIVE PROVISIONS
                              --------------------

In accordance with the foregoing recitals, the Employer hereby amends the Plan effective March 28, 2005 as follows:

1. Subsection (a) of section 12 is hereby revised in its entirety to read as follows:

     (a) Except as otherwise provided in Section 12(c), a Participant's Capital Accumulation will be distributed following his termination of Service. If the value of a Participant's Capital Accumulation exceeds $1,000, no portion of his Capital Accumulation may be distributed to him before he attains age 65 without his written consent.

2.   In all other respects, the Plan is hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the Employer has executed and adopted this Amendment on this 25th day of April, 2005.


                                       EMPLOYER:
                                       ---------

                                       NORTH VALLEY BANCORP
                                       A California Corporation


                                       By: /s/ MICHAEL J. CUSHMAN
                                           -------------------------------------
                                           Michael J. Cushman, President

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